Exhibit 11.1
                       SIMON TRANSPORTATION SERVICES INC.
                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE
                                   (Unaudited)

                                                                 For the Three Months Ended
                                                          ---------------------------------------
Basic and Diluted:                                           Mar 31, 2002       Mar 31, 2001
                                                             ------------       ------------

Common shares outstanding beginning of period:                     6,115,109           6,115,109
Common share equivalents:
         Common stock repurchased
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
         Employee stock options outstanding
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
         Employee stock options exercised
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
                                                          ---------------------------------------
         Number of common shares and common
               share equivalents outstanding
                  Basic                                            6,115,109           6,115,109
                                                          =======================================
                  Diluted                                          6,115,109           6,115,109
                                                          =======================================

Net loss attributable to common stockholders                  $  (55,928,142)       $ (8,827,184)
                                                          =======================================

Net loss per common share
         and common share equivalent
                  Basic                                       $        (9.16)       $      (1.44)
                                                          =======================================
                  Diluted                                     $        (9.16)       $      (1.44)
                                                          =======================================


                                                                 For the Six Months Ended
                                                          ---------------------------------------
Basic and Diluted:                                           Mar 31, 2001       Mar 31, 2000
                                                             ------------       ------------

Common shares outstanding beginning of period:                     6,115,109           6,114,862
Common share equivalents:
         Common stock repurchased
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
         Employee stock options outstanding
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
         Employee stock options exercised
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
                                                          ---------------------------------------
         Number of common shares and common
               share equivalents outstanding
                  Basic                                            6,115,109           6,114,862
                                                          =======================================
                  Diluted                                          6,115,109           6,114,862
                                                          =======================================

Net loss attributable to common stockholders                   $ (68,781,249)       $(11,820,232)
                                                          =======================================

Net loss per common share
         and common share equivalent
                  Basic                                        $      (11.25)       $      (1.93)
                                                          =======================================
                  Diluted                                      $      (11.25)       $      (1.93)
                                                          =======================================

